UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 23, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	2780 So. Jones Blvd. #3532 Las Vegas, Nevada 89146	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 623-7409
 (Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))240.13e-4(c))

ITEM 8.01	OTHER EVENTS

REORGANIZATION AND EXPANSION OF THE “SOUTH COPPERSTONE” GOLD EXPLORATION PROPERTIES

The Company holds a 46.84% interest in South Copperstone, Inc. which holds the interests in the “South Copperstone” Gold Project, which is located in La Paz County, Arizona.

Previously, the “South Copperstone” Gold Project was comprised of 37 unpatented mining claims (1 lode claim and 36 placer claims).

South Copperstone, Inc. has just completed a project to reorganize and expand its lode gold mining claims at South Copperstone.  This was financed by a loan from the Company to South Copperstone, Inc. This is intended to set a firm foundation for future work at this Gold Property.

It was determined that the South Copperstone gold property had primarily lode gold deposit potential, rather than placer gold potential.  Lode claims cover gold that is found in rock in place, as contrasted with placer claims which cover gold found in unconsolidated stream sediments and gravel.  Most known past gold production from the Copperstone Mining District has been from lode deposits rather than placer deposits.  This is consistent with other Arizona and Nevada gold production (for example, Nevada's prolific Carlin Trend gold production has predominantly come from areas covered by lode claims).

Accordingly, the placer mining claims at South Copperstone were not renewed for 2010 by South Copperstone, Inc. and new additional lode claims were subsequently staked over certain areas formerly covered by the placer claims, by South Copperstone, Inc. This was completed on April 17, 2010 when an additional 23 new lode claims were staked at South Copperstone by South Copperstone, Inc.

The Company is extremely satisfied that it was in a position to advance these funds to South Copperstone, Inc. in order to have achieved the very successful completion of this project and believes that it has greatly strengthened the land position and the valuation of South Copperstone, Inc. The new lode claims were sited to cover all past drill holes that encountered gold within the areas formerly covered by placer mining claims.

At South Copperstone, there is now a contiguous block of 24 lode claims that begins just south of American Bonanza’s claims and runs southwest for over a mile.  Past drilling by Callahan Mining in the northwest corner of the South Copperstone lode claims reportedly encountered gold in a quartz latite unit.  Quartz latite crops out or is evident in float over the entire mile plus long westerly portion of the new enlarged lode claim block.   The lode claims also cover an area where Callahan’s geophysical work found an anomaly, which is also on trend with the Valenzuela mine, located to the west of the South Copperstone property. Assuming that the Company can replicate Callahan’s geophysical results, this is an area where the Company hopes to develop the initial drill sites at South Copperstone.

The Company is at this time completing the sale of its stockholding in; and its loan account to, South Copperstone, Inc. The reorganization and expansion of South Copperstone, Inc.’s interests in the “South Copperstone” Gold Properties has now resulted in significant additional value having been created in respect of the value of the Company’s stockholding in South Copperstone, Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: April 23, 2010	By:	/s/ Peter James Bezzano
Peter James Bezzano
President

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